EXHIBIT 10.10

INDUCEMENT NON-QUALIFIED STOCK OPTION AGREEMENT
SUBJECT TO THE ONCOLYTICS BIOTECH INC. STOCK OPTION PLAN

Participant: [Name]
Grant Date: [Date]
Per Share Exercise Price: [$]
Number of Option Shares: [Number]

THIS INDUCEMENT NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Oncolytics Biotech Inc. (the “Company”), a corporation formed under the laws of the Province of Alberta, and the Participant specified above;

WHEREAS, the Options granted herein has been granted as an “inducement” award under NASDAQ Marketplace Rules and, accordingly, has been granted outside of the Oncolytics Biotech Inc. Stock Option Plan, as in effect and as amended from time to time (the “Option Plan”), which is administered by the board of directors (“Board”) of the Company; and

WHEREAS, notwithstanding that the Options have been granted outside of the Option Plan, the Options will be subject in all respects to the terms of the Option Plan as if issued under the Option Plan.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.Incorporation By Reference; Option Plan Document Receipt. Notwithstanding that the Options granted herein have been granted as an “inducement” award under NASDAQ Marketplace Rules outside of the Option Plan, this Agreement and the Options granted herein are subject in all respects to the terms and provisions of the Option Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Options provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein, provided that references in the Option Plan to a termination for “cause” shall be deemed to refer to a termination of the Participant’s employment for Cause (as defined in the policies of the Company). Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Option Plan. The Participant hereby acknowledges receipt of a true copy of the Option Plan and that the Participant has read the Option Plan carefully and fully understands its content. Except as expressly provided herein, in the event of any conflict between the terms of this Agreement and the terms of the Option Plan, the terms of the Option Plan shall control. No part of the Options granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
2.Grant of Options. The Company hereby grants to the Participant, as of the Grant Date specified above, Non‑Qualified Stock Options (the “Options”) to acquire from the

Company at the Per Share Exercise Price specified above, the aggregate number of Common Shares specified above (the “Option Shares”). Except as otherwise provided by the Option Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a shareholder with respect to any Common Shares covered by the Options unless and until the Participant has become the holder of record of such Common Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Common Shares, except as otherwise specifically provided for in the Option Plan or this Agreement.
3.Vesting and Exercise.
(a)Time-Based Vesting. the Options shall vest and become exercisable as follows, provided that the Participant has not incurred a termination as an Eligible Person (a “Termination”) prior to the applicable vesting date:

Time-Based Vesting Date	Number of Option Shares
1.[Vesting Provisions]	1.[Number]
1.	1.
1.	1.
4.There shall be no proportionate or partial vesting in the periods prior to each vesting date set forth above and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries or Affiliates on each applicable vesting date. Upon expiration of the Options, the Options shall be cancelled and no longer exercisable.
(a)Board Discretion. Notwithstanding any other provision herein to the contrary, the Board may, in its sole discretion, provide for accelerated vesting of all or any portion of the Options at any time and for any reason, including in connection with a Change of Control.
5.Termination. Notwithstanding anything to the contrary contained in the Option Plan:
(a)For Cause. Upon the Termination of the Participant for Cause, all unvested Options shall immediately terminate.
(b)Without Cause. Upon Termination of the Participant without Cause, all unvested Options shall immediately vest as of the date of termination.
(c)Change of Control. Upon the consummation of a transaction that constitutes a Change of Control (i) all unvested Options shall immediately vest.
(d)Termination by Participant. Upon the Termination of the Participant initiated by the Participant:
(i)where such Termination is for good reason (as defined below), all unvested Options shall immediately vest as of the date of termination; and
(ii)where such Termination is other than for good reason, all unvested Options shall immediately terminate.

6.Except as otherwise expressly provided in this Section 4, the treatment of the Options upon the termination of the Participant shall be governed by the terms of the Option Plan.
7.For purposes of this Agreement, “good reason” means a material reduction in the Participant’s responsibilities, duties or authority or a material decrease in the Participant’s benefits or compensation. Notwithstanding the foregoing, no good reason will have occurred unless and until: (A) Participant has provided the Company, within 90 days of Participant’s knowledge of the occurrence of the facts and circumstances underlying the good reason event, written notice stating with reasonable specificity the applicable facts and circumstances underlying such finding of good reason, (B)  the Company has had an opportunity to cure the same within 30 days after the receipt of such notice, (C) the Company shall have failed to so cure within such period, and (D) Participant terminated employment within 180 days after expiration of such cure period.
8.Expiration. Unless earlier terminated in accordance with the terms and provisions of the Option Plan and/or this Agreement, all portions of the Options (whether vested or unvested) shall expire and shall no longer be exercisable after the expiration of five (5) years from the Grant Date.
9.Method of Exercise and Payment. Subject to Section 8 hereof, to the extent that Options have become vested and exercisable as provided herein, the Options may thereafter be exercised by the Participant (or after Participant’s death, Participant’s legal, personal representative if such representative provides proof satisfactory to the Company of such representative’s right to exercise the Option), in whole or in part, at any time or from time to time prior to the expiration of the Options in the manner provided in the Option Plan.
10.Adjustments. The number of Options Shares deliverable upon the exercise of the Options shall be increased or decreased proportionately in the event of the subdivision or consolidation of the outstanding Common Shares prior to the Expiry Date, without any change in the total price applicable to the unexercised portion of the Options, but with a corresponding adjustment in the price for each Option Share covered by the Options. In case the Company is reorganized or merged or consolidated or amalgamated with another Company, appropriate provisions shall be made for the continuance of the Option and to prevent its dilution or enlargement. Adjustments under this Section 7 shall be made by the Board (or by such committee or persons as may be delegated such authority pursuant to the Option Plan), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional Option Shares shall be issued on any such adjustment.
11.Non-Transferability. The Options, and any rights and interests with respect thereto, issued under this Agreement and the Option Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Options, or the levy of any execution, attachment or similar legal process upon the Options, contrary to the terms and provisions of this Agreement and/or the Option Plan shall be null and void and without legal force or effect.
12.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta, Canada, without regard to the choice of law principles thereof.

13.Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with any applicable law, rule or regulation with respect to the Options and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Common Shares otherwise required to be issued pursuant to this Agreement. Any minimum statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the number of Common Shares otherwise deliverable upon exercise of the Options.
14.Entire Agreement; Amendment. This Agreement, together with the Option Plan and the offer letter delivered by Oncolytics Biotech Inc., or an affiliate of the Company, to the Participant and accepted and acknowledged by the Participant on [Date] (the “Offer Letter”), contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. In the event of a conflict between the terms of this Agreement and the Offer Letter, the terms of this Agreement will control. The Board shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Option Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
15.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
16.No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Board. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
17.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Options awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Option Plan). This authorization and consent is freely given by the Participant.
18.Compliance with Laws. The issuance of the Options (and the Option Shares upon exercise of the Options) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and Canadian and U.S. federal and state securities laws, rules and regulations and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Options or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.
19.Section 409A. Notwithstanding anything herein or in the Option Plan to the contrary, the Options are intended to be exempt from the applicable requirements of Section 409A of the Code and any regulations, guidance, compliance programs and other interpretative authority thereunder (together, “Section 409A”) and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding anything herein or in the Option Plan, the Board may, without the Participant’s prior consent, amend the Option Plan or this Agreement, adopt policies and procedures, or take any other actions

(including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (A) exempt the Options from the application of Section 409A, and/or (B) comply with the requirements of Section 409A.
20.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.
21.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
22.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
23.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Option Plan and the consummation of the transactions contemplated thereunder.
24.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
25.Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Option Plan at any time; (b) the award of the Options made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Options awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ONCOLYTICS BIOTECH INC.

By:
Name:
Title:

PARTICIPANT

Name: